EXHIBIT 10.3

                WASHINGTON TRUST BANCORP, INC. AND
                   THE WASHINGTON TRUST COMPANY

               PLAN FOR DEFERRAL OF DIRECTORS' FEES


PLAN for the Deferral of Directors' Fees, adopted by Washington Trust Bancorp, Inc. and The Washington Trust Company (collectively, "the Corporation") effective March 1, 1988, for the purpose of permitting members of the Board of Directors of the Corporation ("Directors") to defer receipt of all or any part of their retainer and fees for services as a Director and as a member of any and all committees of the Boards of Directors of the Corporation ("Directors' fees").

     1. Any Director of the Corporation who is now serving as such or is hereafter elected to membership on the Board of Directors, may elect to defer receipt of all or any part of future Director's fees, and to receive such deferred fees, together with interest thereon, at the time and in the manner hereinafter provided, subject to all of the provisions of this Plan.

     2. An election to defer all or any part of Directors' fees shall be made by written election on a form to be provided by the Corporation, filed with the Secretary of the Corporation on or before December 31 of any year, and shall be effective with respect to Directors' fees earned for services performed during the following calendar year, provided that if a newly elected Director files an election within 60 days after becoming a Director, such election may be made effective with respect to fees earned by him for services performed in the same calendar year but only for calendar quarters subsequent to the date of filing, and provided further that for the first calendar year of the Plan, such election shall be effective for fees earned in the calendar quarter following the quarter such election is made.

     3. At the time he makes his election, the Director shall indicate the amount of the deferral that shall apply to all of his Directors' fees otherwise payable, and shall specify the method of payment selected in accordance with paragraph 7. Such election and all of the terms thereof shall be irrevocable with respect to Directors' fees earned while it is in effect.

     4. An election to defer all or any part of Directors' fees shall continue in effect indefinitely from year to year as long as the Director continues as a Director, provided that the Director may terminate the election at any time by written notice filed with the Secretary of the Corporation, effective with respect to fees earned for services performed subsequent to such filing. A Director may also change his selection of the payment date or method of payment by filing a revised selection with the Secretary of the Corporation on or before December 31 of any year, and such revised selection shall apply with respect to Directors' fees earned for services performed during the following calendar year, and thereafter. No such method of payment shall apply to fees deferred under the prior election.

     5. A Director's deferred fees shall be credited to a separate memorandum fee account ("Fee Account") maintained by the Corporation on his behalf, and interest shall be credited on the balance of such account (including interest theretofore credited) on the last day of each calendar month at a rate of the last day of each calendar month at a rate of interest equal to the rate of interest in effect on the first day of the calendar year for one year certificates of deposits of The Washington Trust Company.

     6. The balance in a Director's Fee Account shall become payable to him on the later of (a) the first business day of January next following the date he ceases to be a Director, or (b) the first business day of January in the year following his 65th birthday.

     7. When the balance in a Directors' Fee Account becomes payable, such balance shall be paid either (a) in one lump sum, (b) in a series of five approximately equal annual installments, or (c) in a series of ten approximately equal annual installments, as the Director shall specify at the time he makes his election to defer. If a Director's Fee Account is paid in installments, interest shall be credited on the unpaid balance of the account as provided in paragraph 5 hereof.

     8. In the event a Director dies before his Fee Account has become payable, or before he has received the entire balance thereof, the amount of such Account or the remaining balance thereof, shall become payable on the first business day of January next succeeding his death, and shall be paid to his designated beneficiary, either
         (a) in one lump sum, or (b) in a series of approximately equal annual installments over a period of either five or ten years, with interest credited on the unpaid balance as provided in paragraph 5 hereof, as the Director shall elect. If a designated beneficiary shall survive the Director and die before receiving the entire balance of his Fee Account, the remaining balance shall be paid to the estate of the beneficiary in one lump sum on the next succeeding first business day of January. A Director may designate a beneficiary, or change or revoke a designation of beneficiary, at any time and from time to time, by a written designation filed with the Secretary of the Corporation. In the event there is no designation of beneficiary in effect at the time of the Director's death, or if the last designated beneficiary shall have predeceased the Director, the Fee Account shall be paid in one sum to the executor or administrator of the estate of the Director.

     9. The Corporation shall not fund its liability for deferred Directors' fees or interest in any way. A Director's Fee Account shall be solely for the internal bookkeeping purposes of the Corporation, and neither the Director, his beneficiary nor estate shall have any interest therein.

    10. In the event of the physical disability or severe financial hardship of a Director, the Chief Executive Officer of the Corporation may in his sole discretion make any payments from the deferred compensation account of such Director to him or for his account as deemed by such Chief Executive Officer to be in his best interests; the fact of disability and financial hardship to be determined in the sole discretion of such Chief Executive Officer.

    11. This Plan is to be binding upon the Corporation and upon its successors and assigns. In the event of the merger of the Corporation with any other corporation, the Board of Directors of such merged or resulting corporation shall be deemed to have the powers herein stated.

    12. The purpose of the Plan is to accomplish the deferral of the incidence of federal income tax on a Director's deferred fees and the interest thereon until such time as the Director, his beneficiary or estate, actually receives payment of the same, as provided in Internal Revenue Service Revenue Ruling 71-419, and the Plan shall be construed in accordance with such purpose.

    13. This Plan may be amended at any time and from time to time, or terminated in whole or in part, as to the Corporation by action of its Board of Directors; but no amendment or termination shall apply with respect to a Director's fees theretofore deferred except with the consent of the Director, unless in the opinion of legal counsel to the Corporation such amendment or termination is necessary to reflect changes in the principles of Revenue Ruling 71-419, or otherwise necessary or desirable to accomplish the purposes of this Plan.

    14. This Plan shall be effective with respect to Directors' fees earned for services performed on or after April 1, 1988.

    IN WITNESS WHEREOF, the CORPORATION has caused this Plan to be executed and its corporate officer thereunto duly authorized and its corporate seal to be affixed hereto this 11th day of February
1988.


                                     WASHINGTON TRUST BANCORP,INC.



Thelma C. Smith                      By  Joseph J. Kirby
----------------                         ----------------
                                         President


                                     THE WASHINGTON TRUST COMPANY


Thelma C. Smith                      By  Joseph J. Kirby
----------------                         ----------------
                                         President